                                                                    EXHIBIT 3.1


                                    FORM OF
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                      MEWBOURNE ENERGY PARTNERS 97-A, L.P.

         This Certificate of Limited Partnership of MEWBOURNE ENERGY PARTNERS 97-A, L.P. (the "Partnership") is being executed and filed by the undersigned general partner to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

                                  ARTICLE ONE

         The name of the limited partnership formed hereby is MEWBOURNE ENERGY PARTNERS 97-A, L.P.

                                  ARTICLE TWO

         The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of Newcastle, Delaware.

                                 ARTICLE THREE

         The name and address of the registered agent of the Partnership in the State of Delaware is Corporation Trust Corporation, Corporation Trust Center, 1209 Orange Street, Wilmington, County of Newcastle, Delaware.

                                  ARTICLE FOUR

         The name and business address of the general partner of the Partnership is:

             Name                              Business Address


 Mewbourne Development Corporation         3901 S. Broadway
                                           Tyler, Texas 75701

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership by and through a duly authorized officer thereof on this 17th day of February, 1997.

                                  MEWBOURNE DEVELOPMENT CORPORATION


                                  By:   /s/ John Roe Buckley
                                     ----------------------------------------
                                  Its:  Chief Financial Officer and Treasurer